UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2021

Robinhood Markets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-257602	46-4364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
85 Willow Road
Menlo Park, CA 94025
(Address of principal executive offices) (Zip Code)
(844) 428-5411
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	HOOD	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 2, 2021, Robinhood Markets, Inc. (the “Company”) filed its Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware and its Amended and Restated Bylaws (the “Bylaws”) became effective in connection with the closing of the initial public offering (the “Offering”) of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”). As described in the final prospectus, dated July 28, 2021 (the “Prospectus”), relating to the Registration Statement on Form S-1 (File No. 333-257602), as amended, filed with the Securities and Exchange Commission, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the Company’s board of directors and stockholders previously approved the amendment and restatement of these documents to be effective immediately prior to the closing of the Company’s Offering. A description of certain provisions of the Charter and the Bylaws is set forth in the section titled “Description of Capital Stock” in the Prospectus. The foregoing description of the Charter and the Bylaws is qualified in its entirety by reference to (1) the Charter filed as Exhibit 3.1 hereto and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Robinhood Markets, Inc.

3.2	Amended and Restated Bylaws of Robinhood Markets, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBINHOOD MARKETS, INC.

Date: August 2, 2021	By:	/s/ Jason Warnick
	Name:	Jason Warnick
	Title:	Chief Financial Officer